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                                                                  EXHIBIT 23.2


              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


We consent to the reference to our firm under the caption "Experts" and "Selected Consolidated Financial Data" and to the use of our report dated
September 19, 1997, except for Note 18, as to which the date is October   ,
1997, with respect to the financial statements and schedule of Let's Talk Cellular & Wireless, Inc. as of July 31, 1996 and 1997 and for the years then ended, in Amendment No. 2 to the Registration Statement (Form S-1 No. 333-34595) and related Prospectus of Let's Talk Cellular & Wireless, Inc. for the registration of 3,000,000 shares of its Common Stock.


                                            ERNST & YOUNG LLP




Miami, Florida

The foregoing consent is in the form that will be signed upon the completion of the stock split described in Note 18 to the financial statements.



Miami, Florida
October 3, 1997



                                        /s/ ERNST & YOUNG LLP